EXHIBIT 99.1
HAIGHTS CROSS COMMUNICATIONS
PRESS RELEASE
Investor Contact:
Mark Kurtz
(914) 289-9480
mkurtz@haightscross.com

Editorial Contact
Michael Stugrin
(562) 498-6353	FOR IMMEDIATE RELEASE
mstugrin@earthlink.net
Haights Cross Operating Company Obtains Requisite Consents With
Respect to its 11.75% Senior Notes due 2011
White Plains, NY, August 1, 2007 — Haights Cross Operating Company announced today that it obtained the requisite consents pursuant to its Consent Solicitation with respect to its 11.75% Senior Notes due 2011.
Haights Cross Communications, Inc. announced on July 30, 2007 that it obtained the requisite consents pursuant to its Consent Solicitation with respect to its 12.50% Senior Discount Notes due 2011.